EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Kiwa Bio-Tech Products Group Corporation, a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The annual report on Form 10-K (as amended by the First Amendment) for the fiscal year ended December 31, 2019 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 1, 2020

/s/ Hon Man Yun
Hon Man Yun
Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906 has been provided to KIWA BIO-TECH PRODUCTS GROUP CORPORATION and will be retained by KIWA BIO-TECH PRODUCTS GROUP CORPORATION and furnished to the Securities and Exchange Commission or its staff upon request.